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                                                                  EXHIBIT 21.1

                                          PACIFIC CREST CAPITAL, INC.

                                         SUBSIDIARIES OF THE REGISTRANT

Name                               State of Incorporation            Type
----                               ----------------------            ----
Pacific Crest Bank                 California                        Industrial Loan Company
PCC Capital I                      Delaware                          Statutory Business Trust